Exhibit 10.26
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 15, 2009, by and among Simonich Corporation, a California corporation (the “Company”), Scott Simonich, the sole shareholder of the Company (“Simonich”), and Bank of Commerce Holdings (together with any subsidiary or acquisition subsidiary that may be formed for the purposes of effecting the transactions contemplated by this Agreement, “BOCH”), with reference to the following facts:
     WHEREAS, Simonich is owner of all of the shares of the Company’s common stock and desires to sell 51% of the capital stock of the Company (the “Purchased Shares”) on the terms, and subject to the conditions, set forth herein; and
     WHEREAS, the parties intend that the transactions contemplated hereby will permit the expansion of the Company’s business, the enhancement of the capital base on which the Company can conduct business, and an appropriate allocation among the parties of the anticipated gains from such expansion of the business and the risks associated with such expansion efforts; and
     WHEREAS, the parties agree that a portion of the payment to Simonich for the Purchased Shares shall be determined based on future performance of the Company (the “Earn-Out Payments”), to be determined and to be paid in accordance with the provisions set forth herein; and
     WHEREAS BOCH has agreed to acquire the Purchased Shares, and to place $800,000 in a restricted cash account of the Company on the terms, and subject to the conditions, set forth herein;
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth in this Agreement, the parties agree as follows:
     1. The Purchased Shares.
          1.1 Purchase and Sale of the Purchased Shares. Subject to the terms and conditions of this Agreement, BOCH agrees to purchase from Simonich the Purchased Shares at the Closing, for the consideration set forth in Section 1.2 hereof.
          1.2 Consideration for the Purchased Shares.
     In addition to its performance of its other obligations under this Agreement, BOCH shall make the following payments to Simonich as consideration for the Purchased Shares:
     a. $1,500,000 in cash, payable at the Closing (the “Closing Payment”); and
     b. the Earn-Out Payments, payable pursuant to the terms of the Earn-Out Agreement (the “Earn-Out Agreement”) which is attached as Exhibit 1.2(b) hereto and which is hereby incorporated by reference.
          1.3 The Closing.
               (a) The closing of the purchase and sale of the Purchased Shares shall take place at BOCH’s offices on May 15, 2009, at 11:00 a.m., Pacific Standard Time, upon satisfaction or waiver of the conditions set forth in Sections 4 and 5, or at such other time and place as the parties may agree (the “Closing”). At the Closing, Simonich and the Company have the obligation to deliver to

BOCH stock certificates representing the Purchased Shares. BOCH shall provide the Closing Payment to Simonich as of the Closing by certified or bank check(s) or by wire transfer(s) of immediately available funds to an account designated by Simonich.
               (b) The obligations of BOCH to purchase the Purchased Shares from the Company is contingent upon the fulfillment of the conditions set forth in Section 4.1 through Section 4.4 herein.
               (c) The obligation of Simonich to sell the Purchased Shares to BOCH is contingent upon the fulfillment of the conditions set forth in Section 5.1 through Section 5.3 herein.
          1.4 Additional Agreements and Conditions.
     (a) For so long as BOCH owns the Purchased Shares, Company shall declare and pay dividends to BOCH equal to 51% of the annual after-tax profits of Company. The dividends shall be payable with respect to each calendar quarter as follows: For each calendar quarter of the year, Company shall calculate the after-tax profit for such quarter, and shall pay 90% of the dividends payable to BOCH so calculated to BOCH within 45 days of the end of such quarter. With respect to the fourth quarter, Company shall also pay to BOCH any difference between the amount paid in prior quarters and the full amount of the required dividend; provided, however, that the aggregate amount paid in the prior three quarters, plus any payment respecting the fourth quarter, shall not exceed the dividend amount calculated for the entire year.
     (b) Company shall be managed by Simonich, who shall serve as President, subject to supervision by the Company’s Board of Directors. In consideration of the transactions contemplated hereby, Simonich shall enter into the Executive Employment Agreement (“Executive Employment Agreement”) with the Company in the form attached hereto as Exhibit 1.4(b), which is incorporated herein by reference.
     (c) The Board of Directors shall consist of seven (7) directors, one of whom shall be Simonich, three (3) of whom shall be nominated by BOCH in its sole discretion, and three (3) of whom shall be nominated by Simonich in his sole discretion. In addition, the Board shall create a Compensation Committee consisting of three (3) directors, of whom two (2) shall be the BOCH director designees. The voting agreement provisions of Section 6.5 are intended to effectuate this agreement. Unless approved by the Compensation Committee as so constituted, the Board of Directors will not materially change the compensation payable (in the form of salary, bonus, perquisites, benefits, or otherwise) to Simonich or other key executives, nor shall the Board of Directors adopt an annual budget that would cause the Company’s expenses, as a percentage of projected revenues and income, to vary materially from the Company’s historic expense rates.
     (d) At the Closing, the Company shall repay existing debt of Company to Redding Bank of Commerce (the “existing debt”), consisting of the principal amount of $1,000,000 and any interest or other charges thereon.
     (e) At the Closing, BOCH shall make a contribution to capital of $800,000 to the Company (the “Capital Contribution”). The cash representing the Capital Contribution shall be placed into a restricted account at Redding Bank of Commerce and Company shall not have the right to withdraw or encumber the restricted account without the express written permission of BOCH. Interest on the restricted account shall accrue to the Company. The value of the Capital Contribution shall be excluded from the book value of the Company for purposes of Section 6 herein, and upon any dissolution of the Company or purchase of the Purchased Shares by Simonich, the Capital Contribution shall be returned to BOCH prior to the Company making any other distributions.

     (f) Following the Closing, BOCH shall be entitled to acquire, at its own expense, a Key Man life insurance policy on Simonich.
     (g) At the Closing, the Company shall enter into additional employment agreements with key executives of the Company as identified by Simonich to BOCH. Such employment agreements shall not provide such additional executives with benefits superior to those contained in the Executive Employment Agreement.
     (h) Simonich shall indemnify the Company and BOCH, as applicable, for any losses arising from any independent contractor agreements or loan loss buyback agreements existing prior to the date of the Closing or those lease agreements specified on Schedule 1.4(h), and such indemnity shall be a separate remedy from any other remedy set forth herein. Payments made by Simonich to indemnify either the Company or BOCH shall be made first from any dividends otherwise payable to Simonich, and then by offset against any Earn-Out Payments otherwise payable to Simonich, and from no other sources.
     2. Representations, Warranties and Agreements of Simonich and the Company. Simonich and the Company hereby jointly and severally represent and warrant to BOCH that, except as set forth on the Schedule of Exceptions attached hereto (which exceptions shall be deemed to be representations and warranties as if made hereunder):
          2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of California and has all requisite corporate power and authority to own and operate its properties and assets as currently conducted and as proposed to be conducted, to carry on its business as now and heretofore conducted, and to execute, deliver and carry out the terms of the Transaction Documents. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties or the nature of its business make such qualification necessary and where a failure to be so qualified could have a material adverse effect on the business, operations, prospects or condition, financial or otherwise, of the Company taken as a whole (the “Condition of the Company”).
          2.2 Capitalization.
               (a) Section 2.2 of the Schedule of Exceptions lists each class of capital stock of the Company and the number of shares outstanding and authorized immediately prior to the Closing. All such issued shares were duly authorized, validly issued, are fully paid and nonassessable and have been issued in accordance with all applicable federal and state securities Laws.
               (b) Except as set forth in the Transaction Documents, there are not authorized, outstanding or contemplated any subscriptions, options, conversion rights, warrants or other agreements, securities or commitments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of the Company, or any securities convertible into or exchangeable for shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment (each an “Option”), nor is the Company a party to or subject to any agreement or understanding (and, to the best of the Company’s knowledge, there is no agreement or understanding between any Persons) that affects or relates to the voting, transfer or giving of written consents with respect to any capital stock of the Company.
          2.3 Related Entities. The Company does not presently own or control, directly or indirectly, any interest in any other subsidiary, corporation, association or other business entity. The Company is not a party to any joint venture.

          2.4 Execution and Binding Effect. The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated hereby and in the other Transaction Documents and the performance of the obligations under the Transaction Documents, have been duly authorized by all necessary corporate action on the part of the Company and its shareholders. Upon execution and delivery of the Transaction Documents by the Company on or prior to Closing and, upon execution and delivery by the other parties hereto and thereto, the Transaction Documents shall constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency and the relief of debtors.
          2.5 Authorization and Filings. Except as set forth in Section 2.5 of the Schedule of Exceptions and such other filings and notices as may be required under federal and state securities Laws which will be timely filed as required, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Authority or any other Person is required to be made or obtained by the Company in order to execute or deliver the Transaction Documents or to consummate the transactions contemplated hereby or in the other Transaction Documents.
          2.6 Absence of Conflicts. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby nor the performance of or compliance with the terms and conditions in any of the Transaction Documents will (a) violate any Law applicable to the Company; (b) conflict with or result in a breach or violation of or a default or loss of financial benefit under any agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound; or (c) result in the creation or imposition of any Lien on any property or asset of the Company, in each case or in the aggregate which could have a material adverse effect on the Condition of the Company.
          2.7 Related-Party Agreements.
               (a) Except the Transaction Documents, there are no agreements, understandings or proposed transactions between the Company, on the one hand, and any of its officers, directors, shareholders or any affiliate or family member thereof, on the other hand.
               (b) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Amended Articles, Bylaws or other governing documents (the “Governing Documents”) that materially adversely affects its business as now conducted or as proposed to be conducted by the joint venture.
          2.8 Related-Party Transactions. No employee, officer or director of the Company or shareholder, affiliate or member of the immediate family or any of the foregoing:
               (a) owns or has owned in the last year, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any Person which is or was engaged in business as, a competitor, lessor, lessee, supplier or customer of the Company; or
               (b) has any cause of action or other claim whatsoever against, or has any Indebtedness to the Company, except for immaterial claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and medical, dental and other similar health benefit plans existing on the date hereof.

          2.9 Corporate Documents. The Company has provided reasonable access to and, upon request, has provided true and accurate copies of its current Articles of Incorporation, Bylaws and other Governing Documents to BOCH and its counsel.
          2.10 Title to Property and Assets. The Company has good and marketable title to or, in the case of leases and licenses, has valid and subsisting leasehold interests or licenses in, all of its properties and assets of whatever kind (whether real or personal, tangible or intangible) free and clear of any Liens, other than Permitted Liens. All facilities, equipment and other material items of tangible property and assets owned by the Company are in good operating condition and repair, normal wear and tear excepted, are usable in the regular and ordinary course of business and, to the best of the Company’s knowledge, conform to all applicable Laws relating to their construction, use and operation, except where such failure, individually or in the aggregate, would not materially adversely affect the Condition of the Company. No Person other than the Company owns any equipment or other tangible assets or property situated on the premises of the Company that is necessary to the operation of the business of the Company, except for leased items that are leased pursuant to leases under which the Company is not in default in any material respect thereunder.
          2.11 Financial Statements. The Company has provided BOCH its audited financial statements (balance sheet, statement of operations, statement of stockholders deficit and statement of cash flows) for period ending December 31, 2008 (the “Financial Statements”). The Financial Statements (i) are in accordance with the books and records of the Company, (ii) have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied and (iii) are true, correct and complete and present fairly the financial condition of the Company at the date therein indicated. There are no material liabilities of the Company that are not reflected in the Financial Statements. As of the date hereof, there are no liabilities or obligations of the Company whether accrued, absolute, contingent or otherwise, and whether due or to become due (“Liabilities”) other than Liabilities that are not and would not be, individually or in the aggregate, material to the Condition of the Company. The Company is not aware of any reasonable basis for the assertion against the Company of any other debt, duty, liability, obligation or loss contingency other than Liabilities that are not and would not be, individually or in the aggregate, material to the Condition of the Company.
          2.12 Changes. Since December 31, 2008, the Company has operated its business diligently and only in the ordinary course of business, and has not:
               (a) incurred any liabilities in excess of $50,000, other than in the ordinary course of business consistent with past practice;
               (b) suffered any material adverse change in the Condition of the Company;
               (c) created, incurred, assumed or guaranteed any Indebtedness or subjected any of its assets to any Lien except for Permitted Liens that are not, individually or in the aggregate, material to the Condition of the Company;
               (d) suffered any resignation or termination of employment of any key officers or employees and, the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such key officers or employees;
               (e) except in the ordinary course of business of the Company, increased the compensation payable or to become payable by the Company to any of its officers or directors or increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by the Company for or with any such officers or directors;

               (f) made any direct or indirect loan to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;
               (g) changed any agreement to which the Company is a party which could materially and adversely affect the Condition of the Company; or
               (h) entered into any agreement or commitment to do any of the things described in this Section 2.12.
     For the purposes of the above, all Indebtedness, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting any applicable thresholds.
          2.13 Employee Benefit Plans. Except as set forth in Section 2.13 of the Schedule of Exceptions, the Company does not have any “employee benefit plans,” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended.
          2.14 Tax Returns, Payments and Elections. The Company has timely filed all Tax returns and reports as required by Law and these returns and reports are true and correct in all material respects.
          2.15 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed and the Company will have insurance against other hazards, risks and liabilities to Persons and properties to the extent and in the manner customary for companies in similar businesses and that are similarly situated.
          2.16 Labor Agreements and Actions; Employees. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. Except for salaries or wages accrued during the current pay period there are no debts, wages or salaries due and owing to any laborers, servants or employees of the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other Laws related to employment. To the best of the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment agreement, consulting agreement or proprietary information agreement to which the Company is a party. The Company has not received any notice from any previous or current employee, consultant or other individual alleging that such person has breached any employment agreement, consulting agreement or proprietary information agreement, as the case may be as a result of the provision of services to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, severance agreement, retirement agreement or other employee compensation plan or agreement.
          2.17 Material Contracts. Set forth in Section 2.17 of the Schedule of Exceptions are all contracts, agreements, commitments and arrangements requiring capital expenditures or payment

(contingent or otherwise) in excess of $50,000 or are otherwise material to the conduct of the Company’s business as presently conducted or proposed to be conducted (“Material Contracts”). The Material Contracts are valid and in full force and effect as to the Company, and, to the best of the Company’s knowledge, to the other parties thereto. The Company is not in violation of, or default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute a default under), any terms of its Governing Documents or the Material Contracts, except to the extent that such violations or defaults, individually or in the aggregate, could not reasonably be expected to (a) affect the validity of the Transaction Documents or the continued performance or obligation of each party under any Material Contract, (b) have a material adverse effect on the Condition of the Company, or (c) impair the ability of the Company to perform fully on a timely basis any material obligation which the Company has or will have under this Agreement or any Related Document. To the best of the Company’s knowledge, none of the other parties to any Material Contract are in violation of or default under any Material Contract. The Company has not received any notice of cancellation or any written communication threatening cancellation of any Material Contract by any other party thereto.
          2.18 Permits and Compliance with Laws. The Company has obtained and maintains in full force and effect all permits, licenses, consents, approvals, registrations, memberships, authorizations and qualifications under all applicable Laws, and with all applicable Authorities, required for the conduct of its business and the ownership or possession by it of its properties and assets, except to the extent the failure to so obtain and maintain could not have a material adverse effect, individually or in the aggregate, on the Condition of the Company. The Company is in compliance in all respects with all Laws applicable to it or to the conduct of its businesses or to its ownership and possession of its properties and assets, except where the failure to so comply could not, individually or in the aggregate, have a material adverse effect on the Condition of the Company. All required reports and filings with Authorities have been properly made as and when required, except where the failure to report or file could not, individually or in the aggregate, have a material adverse effect on the Condition of the Company.
          2.19 Litigation. There are no actions, suits, proceedings or investigations pending against the Company or any of the Company’s properties (of which the Company has been served or is aware) before any court or Authority (nor has the Company received written threat thereof), which, in any one case or in the aggregate, reasonably could be expected to have a material adverse effect on the Condition of the Company, and none which questions the validity of or impairs the ability to perform fully on a timely basis any obligation under the Transaction Documents or any action taken or to be taken in connection herewith or therewith. None of the transactions contemplated hereby or by any of the other Transaction Documents has been enjoined by any Authority and no suit or other proceeding challenging the transactions contemplated by the Transaction Documents (of which the Company has been served or is aware) has been instituted or, to the best of the Company’s knowledge, threatened, and no investigative demand on the Company related to such transactions has been made by any Authority. There are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards of any Authority against the Company or against any of the Company’s properties or assets that, individually or in the aggregate, exceed $50,000 or otherwise could have a material adverse effect on the Condition of the Company. Simonich shall indemnify the Company and BOCH, as applicable, for any losses arising from breach of this representation, and such indemnity shall be a separate remedy from any other remedy set forth herein.
          2.20 Brokers and Finders. The Company has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by the Transaction Documents that would be entitled to a broker’s, finder’s or similar fee or commission in connection herewith and therewith. The Company agrees that it shall indemnify and hold harmless BOCH from any liability, debt or obligation related to such a fee or commission.
          2.21 Disclosure. The representations and warranties contained in this Agreement, the Schedule of Exceptions and the Exhibits hereto, and the other Transaction Documents and all other documents delivered by the Company to BOCH or BOCH’s attorneys or agents in connection herewith or therewith at the Closing or with the transactions contemplated hereby or thereby, collectively and taken as a whole, as of the date hereof and as of the Closing, do not contain any untrue statement of material fact in light of the circumstances in which any such statement was made, nor omit any statement of material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which any such omission was made, not misleading.
     3. Representations and Warranties of BOCH. BOCH hereby represents and warrants that:
          3.1 Investment Intent. BOCH is acquiring the Purchased Shares for investment purposes and not with a view to the sale or distribution of the Purchased Shares.
          3.2 No Public Offering. BOCH is able to bear the economic risk of its investment in the Purchased Shares. BOCH is aware that it must be prepared to hold the Purchased Shares for an indefinite period and that the Purchased Shares have not been, and will not be, registered under the Securities Act or registered or qualified under any state securities Law. BOCH has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment contemplated by this Agreement and has the capacity to protect its own interests.
          3.3 Authorization. All corporate action on the part of BOCH (to the extent applicable) necessary for the authorization, execution and delivery of the Transaction Documents and the performance of BOCH’s obligations under the Transaction Documents has been taken or will be taken on or prior to the Closing, and, upon execution and delivery by the other parties hereto and thereto, the Transaction Documents shall constitute the legal, valid and binding agreements of BOCH, enforceable against BOCH in accordance with their respective terms, subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors.
          3.4 Brokers’ Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of BOCH. BOCH agrees to indemnify and hold harmless the Company and Simonich from any liability, debt or obligation related to such fee or commission.
          3.5 Governmental Consents. No consent, approval, order or authorization of, or representation, qualification, designation, declaration or filings within the United States with any federal, state, local or provincial government authority on the part of BOCH is required in connection with BOCH’s execution, delivery or performance of the Transaction Documents, except as set forth therein.
          3.6 Organization. BOCH is a corporation duly organized, validly existing and in good standing in the jurisdiction of its formation.
     4. BOCH’s Conditions to the Closing. BOCH’s obligation to perform its obligations at the Closing is subject to the fulfillment to BOCH’s satisfaction, prior to or at the applicable Closing of the following conditions or waiver:

          4.1 Representations and Warranties. The representations and warranties of Simonich and the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except to the extent of changes caused by transactions expressly contemplated herein.
          4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed by it or with which it is required to have complied in all material respects on or before the Closing, including without limitation the delivery of the certificate for the Purchased Shares and the repayment of the existing debt.
          4.3 Entry into Transaction Documents.. All necessary parties other than BOCH shall have executed the Transaction Documents.
          4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to BOCH, and BOCH shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.
     5. The Company’s and Simonich’s Conditions to the Closing. The respective obligations of the Company and Simonich to perform their obligations at Closing is subject to the fulfillment to their satisfaction, prior to or at such Closing, of the following conditions:
          5.1 Representations and Warranties. The representations and warranties of BOCH contained in Section 3 hereof shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
          5.2 Entry into Transaction Documents.. BOCH shall have executed the Transaction Documents.
          5.3 Payment. BOCH shall have made the payments contemplated by Section 1 of this Agreement.
     6. Transfer of Purchased Shares; No Further Issuances; Mutual Buy-Out Terms.
          6.1 Restrictions on Transfer. The Purchased Shares are not transferable except upon the conditions set forth herein and applicable federal and state securities laws.
          6.2 Restrictive Legends. The certificates representing the Purchased Shares shall be stamped or otherwise imprinted with legends in substantially the following forms:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED PURSUANT TO RULE 144 OR OTHER EXEMPTION OF SUCH ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF

THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION. IN ADDITION, THE SHARES ARE BOUND BY AGREEMENTS RESTRICTING THEIR TRANSFER, COPIES OF WHICH MAY BE OBTAINED UPON AUTHORIZATION FROM THE COMPANY”
          6.3 No Further Share Issuances. Without the written consent of BOCH, and the unanimous vote of directors elected by BOCH, the Company shall not (a) issue any additional shares or rights to acquire shares or any other capital interest in the Company, (b) honor any transfer or attempt to transfer any shares of capital stock by BOCH or Simonich, or any permitted successor or assign, that is not made in accordance with the terms of this Agreement, or (c) redeem, repurchase or otherwise reacquire for consideration any shares of capital stock owned by BOCH or Simonich.
          6.4 Mutual Rights to Acquire Shares. BOCH shall be entitled to acquire the remaining shares of Company stock owned by Simonich (the “Remaining Shares”), and Simonich hereby provides BOCH with an irrevocable option to acquire the Remaining Shares, on the terms and subject to the conditions set forth in this Section 6.4. Simonich shall be entitled to acquire the Purchased Shares, and BOCH hereby provides Simonich with an irrevocable option to acquire the Purchased Shares, on the terms and subject to the conditions set forth in this Section 6.4. For purposes of this Section 6, the term “book value” shall exclude the value of the Capital Contribution.
     6.4.1 Upon Breach of This Agreement by the Company. In the event that Company breaches its obligations hereunder, including without limitation, causing the Company to issue additional shares of capital stock or interests therein in violation of Section 6.3, or failing to declare and pay dividends in accordance with Section 1.4(a) without the express written consent of BOCH, then BOCH shall:
     (a) notify Company in writing of the existence of the breach and provide the Company with 30 business days from the date of such notice to cure such breach; and
     (b) if the breach is not cured, have the right, but not the obligation, for a period of 30 days, to (i) purchase the Remaining Shares at a price per share equal to the then book value per share, calculated by reference to the Company’s financial statements as maintained in the ordinary course of business; or (ii) require Simonich to repurchase the Purchased Shares for a price equal to the consideration paid herein (including any Earn Out Payments) plus liquidated damages equal to the greater of (x) an amount equal to 51% of five (5) times the average annual EBITDA of the Company for the three years preceding the event that gave rise to the notice (the “Goodwill Payment”) or (y) $1,000,000.
     6.4.2 Simonich’s Termination of Employment for Cause or Voluntary Termination During Earn Out Period. In the event that Simonich voluntarily terminates employment with the Company during the period that the Earn Out Agreement is in effect, or is terminated at any time by the Company for Cause, as defined in the Employment Agreement, then BOCH shall have the right, but not the obligation, for a period of 30 days, to (i) purchase the Remaining Shares at a price per share equal to the then book value per share, calculated by reference to the Company’s financial statements as maintained in the ordinary course of business; and (ii) terminate the Earn Out Agreement.
     6.4.3 Simonich’s Termination of Employment Following Earn Out Period, or Resulting from Death or Disability. In the event that Simonich terminates employment with the Company after the period that the Earn Out Agreement is in effect (other than as a result of termination not for Cause under the Employment Agreement), or at any time as a result of death or disability, or for Good Reason, as defined in the Employment Agreement, then BOCH shall have the right, but not the obligation, for a period of 30 days, to purchase the Remaining Shares at a price equal to 49% of the Goodwill Payment, payable with a three year note.
     6.4.4 Breach by BOCH or Simonich’s Termination of Employment Not for Cause.
     In the event that the Board of the Company votes (including the affirmative vote all of the representatives of BOCH) to terminate Simonich’s employment “Not for Cause,” as defined in the Employment Agreement, or in the event that BOCH breaches its obligations hereunder, including without limitation, failing to make payments under the Earn Out Agreement, without the express written consent of the Company, then the Company shall:
     (a) notify BOCH in writing of the existence of the breach and provide the BOCH with 10 business days from the date of such notice to cure such breach; and
     (b) if the breach is not cured, Simonich have the right, but not the obligation, for a period of 30 days, to (i) purchase the Purchased Shares at a price per share equal to the then book value per share, calculated by reference to the Company’s financial statements as maintained in the ordinary course of business; or (ii) require BOCH to repurchase the Remaining Shares for a price per share equal to the consideration per share paid herein for the Purchased Shares (including any Earn Out Payments) plus liquidated damages equal to the greater of (x) 49% of the Goodwill Payment or (y) $1,000,000.
     6.4.5 Mutual Right of First Refusal.
     Notwithstanding any other term of this Agreement, in the event that either BOCH or Simonich is provided a bona fide offer to acquire shares in the Company (excluding a change of control of BOCH) and such offer is made by a party not affiliated with either BOCH or Simonich and such party has the means to consummate the transaction (the “Offering Party”), then the recipient of the offer (the “Bid Recipient”) shall provide written notice to the other party (the “Other Shareholder”) of the offer, and shall provide the Other Shareholder the right to acquire such shares on the same terms and conditions as the Offering Party. The Other Shareholder shall have 10 days from the date of the delivery of the Bid Recipient’s notice to agree to acquire the Bid Recipient’s shares on the same terms and conditions as those offered by the Offering Party, and shall be obligated to deliver the payment for such shares within five (5) business days of agreeing to the purchase, unless the terms of the Offering Party provide for a longer closing period.
     6.4.6 Change of Control of BOCH. In the event that BOCH is party to a transaction or series of transactions by which BOCH or substantially all of BOCH’s assets are transferred to a third party (including without limitation as a result of a merger, asset acquisition, or acquisition by a third party of 51% or more of the then outstanding stock of BOCH) (a “change of control”), Simonich shall have the right to purchase the Purchased Shares at a price per share equal to 50% of the then book value per share, calculated by reference to the Company’s financial statements as maintained in the ordinary course of business; provided, however, that in connection with a sale or merger of BOCH, if the parties agree in writing in advance, Simonich shall be entitled to be paid merger or sale consideration.
     6.4.7 Performance of Obligations Under Section 6.4. Unless expressly provided otherwise in Section 6.4, the time for performance of any payments under Section 6.4 or the entry into any agreements required under Section 6.4 shall be within 20 business days of the date on which the right of a party to acquire the shares of the other party is finally established.

     6.4.8. Transfers by Simonich to Key Employees. Notwithstanding the provisions of Section 6, Simonich shall be entitled to transfer the Remaining Shares, or a portion thereof, to other key employees identified by Simonich to BOCH as of the Closing Date (the “Permitted Transferees”), with the understanding that such shares shall be subject to the provisions of the Section 6; provided, however, that Permitted Transferees shall not be permitted to exercise (independent of Simonich) any rights provided to Simonich under this Section 6.
     6.5 Voting Agreement and Irrevocable Proxy. Notwithstanding any other provision of this Agreement or the Governing Documents of the Company, the parties hereby enter into a voting agreement to effectuate the election of directors as required under Section 1.4(c ) hereof, and each party hereby grants the other an irrevocable proxy to cause such election of directors to occur as contemplated in Section 1.4(c).
     7. Miscellaneous.
          7.1 Survival of Warranties. The warranties, representations and covenants of the Company and BOCH contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. Any representation or warranty as to which a claim with respect to which specific notice has been given is unresolved at the time of the expiration of the applicable period shall survive such expiration until resolved.
          7.2 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of at least two-thirds of the Purchased Shares or the Common Stock issued on conversion thereof, provided, however, that in the event that such amendment or waiver has the effect of affecting the obligations and/or rights of non-consenting BOCH in a manner different than the rights and/or obligations of the consenting BOCH, such amendment shall not be effective against any non-consenting BOCH. Any amendment or waiver effective in accordance with this Section 7.2 shall be binding upon BOCH, his, her or its heirs, representatives or permitted assigns, and the Company and its representatives and permitted assigns.
          7.3 Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee or three (3) days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the following address for such party (or at such other address as shall be specified by like notice):
(a)	if to the Company, to:

Simonich Corporation Scott Simonich 3130 Crow Canyon Place Suite 170 San Ramon, California 94583

(b)	with a copy to:

Richard T. Bowles 2121 N. California Blvd. Suite 875

Walnut Creek California 94596 Fax: (925) 935-0371

(c)	if to BOCH:

Bank of Commerce Holdings Patrick J. Moty 1951 Churn Creek Road Redding, California 96002
With a copy to:
Downey Brand 621 Capitol Mall, 17th Floor Sacramento, CA 95814 Attn: Bruce Dravis Fax: (916) 520-5680
at the address(es) specified on the signature page of this Agreement for BOCH.
          7.4 Entire Agreement. This Agreement, including the Schedules and Exhibits and the other Transaction Documents, contains the entire agreement of the parties and supersedes all prior negotiations, correspondence, agreements and understandings, written and oral, between or among the parties regarding the subject matter hereof.
          7.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective heirs, representatives, successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, representatives, successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          7.6 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.
          7.7 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Law of the State of California, without regard to that state’s conflict of Laws principles.
          7.8 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Related Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.9 Interpretation. This Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.
          7.10 Further Assurances. Each party shall execute such other and further certificates, instruments and other documents as may be reasonably necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.
          7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.
          7.12 Assignment. BOCH may assign or transfer all or any part of the Purchased Shares provided that the conditions specified in Section 6 of this Agreement and any other Transaction Documents are satisfied, which conditions are, among other things, intended to insure compliance with the provisions of the Securities Act and state securities Laws in respect of the transfer of any of the Purchased Shares. The Company shall not assign this Agreement or any rights hereunder or delegate any duties hereunder. Any attempted or purported assignment or delegation in violation of the preceding sentence shall be void.
          7.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          7.14 Arbitration
(a) All claims, disputes and other matters in question arising out of or relating to this Agreement, or the breach or interpretation thereof, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc., Redding, California (“JAMS”), in accordance with the rules and procedures of JAMS then in effect. In the event JAMS is unable or unwilling to conduct such arbitration, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association, Redding, California (“AAA”), shall conduct such binding arbitration in accordance with the rules and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Redding, California, unless otherwise agreed to by the parties.
          7.15 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR THE AVAILABILITY OF AN EXEMPTION THEREFROM IS UNLAWFUL. THE RIGHTS OF ALL PARTIES WITH

RESPECT TO SUCH SECURITIES ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION BEING AVAILABLE.
          7.16 No Promotion. The parties shall cooperate to develop appropriate advertising and publicity identifying the Company with BOCH, provided, however, that any press releases shall be subject to prior approval by BOCH before they are issued. .
          7.17 Delay. No delay or forbearance by any party to this Agreement or the Transaction Documents in exercising or enforcing its rights under this Agreement or any of the Transaction Documents shall be deemed to constitute a waiver or release of any rights of such party, and no inference shall be made that any party has waived or released any rights as a result of such party’s delay or forbearance in exercising or enforcing its rights under this Agreement or any of the Transaction Documents.
     8. Definitions.
          8.1 Glossary. For purposes of this Agreement, the following terms shall have the following meanings, which shall be equally applicable to both the singular and plural forms of any of such terms:
     “Affiliate” shall have the meaning of such term under Rule 144 promulgated under the Securities Act.
     “Authority” shall mean any government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, arbitrator or mediator, in each case whether federal, state, local or foreign.
     “Indebtedness” of a Person shall mean: (a) any liability of any Person (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit or a bankers’ acceptance, or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation given in connection with the acquisition of any businesses, properties or assets of any kind, other than a trade payable or a current liability arising in the ordinary course of business), or (iii) for the payment of money with respect to a capital lease, or (iv) in respect of an interest rate, currency, commodity or other hedge or protection arrangement; (b) any guarantee with respect to Indebtedness (of the kind otherwise described in this definition) of another Person; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.
     “Law” shall mean any judgment, decree, order, statute, law, ordinance, rule or regulation of any Authority (including common law), constitution, statute, treaty, regulation, rule, ordinance, judgment, order, foreign injunction, writ, decree or award of any Authority.
     “Lien” shall mean any voluntary or involuntary lien, security interest, mortgage, pledge, charge, encumbrance, title defect or title retention agreement entered into in the ordinary course of business.
     “Person” shall mean a natural person, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, limited liability company, Authority, or any other entity.
     “Permitted Liens” means (i) liens for Taxes not yet due and payable or which are being contested in good faith and with respect to which adequate reserves have been established on the Financial Statements; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s and other like Liens and charges incurred in the ordinary course of business and which are not delinquent or are being contested in good faith and, in either case, do not, individually or in the aggregate, exceed $50,000 for which adequate reserves have been established in the Financial Statements, as required under GAAP; (iii) liens on inventory held by suppliers thereof that are incurred in the ordinary course of business and which are not delinquent or are being contested in good faith; (iv) custom bonds incurred in the ordinary course of business and which are not delinquent or are being contested in good faith and do not, individually or in the aggregate, exceed $50,000; (v) the interests of the lessors and sublessors of any such leased properties; (vi) liens arising in connection with worker’s compensation and unemployment insurance incurred, in each case, in the ordinary course of business that do not, individually or in the aggregate exceed $50,000 for which adequate reserves have been established in the Financial Statements, as required under GAAP; (vii) purchase money liens or to purchase or lease equipment to secure Indebtedness; (viii) restrictions on the use of property or minor irregularities of title as normally exist with respect to similar properties which do not in the aggregate materially impair the use thereof in the operation of the business of the Company; (ix) judgement Liens in existence less than 40 days after the entry thereof or with respect to which execution has been stayed, or which, individually or in the aggregate, secure an amount less than $50,000 or the payment of which an insurance company has acknowledged in writing is covered in full by an insurance policy under which the Company is a beneficiary; and (x) extensions, renewals and replacements of the foregoing Liens with respect to the property covered by the Lien extended, renewed or replaced.
     “Proprietary Information” shall mean all trade secrets, technical knowledge and experience, confidential information and other proprietary knowledge, whether or not patentable, possessed by, accumulated or owned by the Company concerning the design, formulation, manufacturing, quality control, testing, storage, development, improvement, installation and operation of the products and services of the Company, including, without limitation, the Company IP Rights, technical, engineering and operating data relating to the products, designs, schematics, plans, operating principles, formulas, computer software programs, electronically recordable data or concepts, marketing data, inventions, improvements, research and development records and reports, experimental and engineering reports, product specifications, drawings, photographs, models, compilations of information, records, books and papers, quality control reports and specifications, and any other information possessed by the Company, relating to its products or services.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Tax” or “Taxes” shall be understood to include any tax or similar governmental charge, impost or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, sales taxes, excise taxes, ad valorem taxes, withholding taxes, minimum taxes, use taxes, occupancy taxes, property taxes, employment taxes, stamp taxes or windfall profit taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency therefore.
     “Transaction Documents” shall mean this Agreement, the Earn-Out Agreement and the Executive Employment Agreement.

     IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered as of the date first set forth above.

COMPANY:

Simonich Corporation

/s/ Scott Simonich
By: Scott Simonich
Title: President and Chief Executive Officer

SIMONICH:

/s/ Scott Simonich
By: Scott Simonich

BOCH:

Bank of Commerce Holdings

/s/ Patrick J. Moty
By: Patrick J. Moty
Title: President and Chief Executive Officer